EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Scott Epperson, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the GS Mortgage Securities Trust 2018-GS9 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Wells Fargo Bank, National Association, as Master Servicer prior to March 1, 2025, Trimont LLC, as Master Servicer on and after March 1, 2025, Rialto Capital Advisors, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Pentalpha Surveillance LLC, as Operating Advisor, CoreLogic Solutions, LLC, as Servicing Function Participant, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian, Wells Fargo Bank, National Association, as Primary Servicer for the 90 Fifth Avenue Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the 90 Fifth Avenue Mortgage Loan on and after March 1, 2025, Rialto Capital Advisors, LLC, as Special Servicer for the 90 Fifth Avenue Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 90 Fifth Avenue Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 90 Fifth Avenue Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 90 Fifth Avenue Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the 90 Fifth Avenue Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 90 Fifth Avenue Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Starwood Lodging Hotel Portfolio Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Starwood Lodging Hotel Portfolio Mortgage Loan on and after March 1, 2025, Wells Fargo Bank, National Association, as Special Servicer for the Starwood Lodging Hotel Portfolio Mortgage Loan, U.S. Bank Trust Company, National Association, as Trustee for the Starwood Lodging Hotel Portfolio Mortgage Loan, U.S. Bank National Association, as Custodian for the Starwood Lodging Hotel Portfolio Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Starwood Lodging Hotel Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Worldwide Plaza Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Worldwide Plaza Mortgage Loan on and after March 1, 2025, Situs Holdings, LLC, successor to Cohen Financial, a Division of Truist Bank, successor by merger to SunTrust Bank, as Special Servicer for the Worldwide Plaza Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Worldwide Plaza Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Worldwide Plaza Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Worldwide Plaza Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Worldwide Plaza Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Worldwide Plaza Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Bass Pro & Cabela's Portfolio Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Bass Pro & Cabela's Portfolio Mortgage Loan on and after March 1, 2025, K-Star Asset Management LLC, as Special Servicer for the Bass Pro & Cabela's Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Bass Pro & Cabela's Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Bass Pro & Cabela's Portfolio Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Bass Pro & Cabela's Portfolio Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Bass Pro & Cabela's Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Bass Pro & Cabela's Portfolio Mortgage Loan, KeyBank National Association, as Primary Servicer for the Marina Heights State Farm Mortgage Loan, Situs Holdings, LLC as Special Servicer for the Marina Heights State Farm Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Marina Heights State Farm Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Marina Heights State Farm Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Marina Heights State Farm Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Marina Heights State Farm Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Apple Campus 3 Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Apple Campus 3 Mortgage Loan on and after March 1, 2025, Torchlight Loan Services, LLC, as Special Servicer for the Apple Campus 3 Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Apple Campus 3 Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Apple Campus 3 Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Apple Campus 3 Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Apple Campus 3 Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Apple Campus 3 Mortgage Loan.

Dated: March 16, 2026

/s/ Scott Epperson

Scott Epperson

Chief Executive Officer

(senior officer in charge of securitization of the depositor)